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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 6, 2004

    MORGAN BEAUMONT, INC. (FORMERLY KNOWN AS PAN AMERICAN ENERGY CORPORATION)
    -------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

            NEVADA                                        52-2268239
            ------                                        ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
        incorporation)

                                    000-33389
                                    ---------
                            (Commission File Number)

                    2280 TRAILMATE DRIVE, SARASOTA, FL 34143
                    ----------------------------------------
                    (Address of principal executive offices)

                            PAN AMERICAN ENERGY CORP.
             6644 NORTH OCEAN BOULEVARD, OCEAN RIDGE, FLORIDA, 33435
             -------------------------------------------------------
             (Former Name and Address if changed since last report)

        Registrant's telephone number, including area code: 941-753-2875


ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS

On May 10, 2004, the Registrant entered into a merger agreement with Morgan which became effective with the State of Nevada as of August 6, 2004 (the "MERGER"), however, since the Registrant had not satisfied all of the conditions precedent under the Merger Agreement, the Merger was not completed until or after August 24, 2004.

In connection with the Merger, the existing Board of Directors of the Registrant was to have resigned and a new Board of Directors was to be appointed consisting of five members, Messrs. Cliff Wildes, Kenneth Craig, Erik Jensen, Rod Braido and Mark Brewer. The Registrant's name was changed to "Morgan Beaumont, Inc." and the business, assets, and liabilities of Morgan became the business, assets and liabilities of the Registrant. The articles and bylaws of the Registrant remain the articles and bylaws of the merged company.

Morgan offers a comprehensive range of Morgan branded products and services to the sub-prime consumer, as well as the ability to offer private labeling or custom card programs to third party users and/or resellers. The two primary financial instruments that Morgan supplies to the sub-prime community are the Morgan Money Card and the Morgan Stored Value MasterCard. Morgan has provided both these products to third party companies for co-branding with their company name and logo or to marketing these products under the Morgan brand name.

The Registrant filed a definitive Information Statement on Schedule 14C with the Securities and Exchange Commission, on July 6, 2004 (the "INFORMATION STATEMENT"). Reference is made to the Information Statement for a description of the business of Morgan, the new Board of Directors and management of the resulting corporation.


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ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

On May 10, 2004, Pan American Energy Corp. (the "REGISTRANT") entered into a merger agreement with Morgan Beaumont, Inc. ("MORGAN"), a Florida Corporation, which the Registrant previously reported became effective as of August 6, 2004 (the "MERGER"). The former stockholders of Morgan were to have been issued 13,000,020 restricted shares of common stock of the Registrant for their entire interest in Morgan. This amount would have represented approximately 17.72% of the Registrant at the time of signing the Merger agreement. This percentage of ownership by the former Morgan stockholders was scheduled to increase to approximately 32.5% of the Registrant's shares on the cancellation of approximately 21,500,000 shares held by certain stockholders, who agreed to cancel their shares contemporaneously with the closing. A total of 19,000,000 have already been cancelled and an additional 2,500,000 are yet to be surrendered cancelled.

ITEM 5.02. RESIGNATION OF DIRECTORS

Scott Houghton and Korina Houghton resigned as directors and officers of the Registrant and their resignations were accepted as of August 24, 2004. As of August 6, 2004, the resignation of the former officers and directors was not yet accepted by the Registrant. Neither Mr. Houghton, nor Ms. Houghton resigned due to any disagreements with the Registrant on any matter relating to the Registrant's operations, policies or practices. The change in directors is a business decision only related to the Merger transaction completed by the Registrant.


ITEM 8.01. OTHER EVENTS

(b) Change of Board of Directors
--------------------------------

On August 6, 2004, the two officers and directors of the Registrant tendered their resignations in anticipation of a merger and reorganization and change of control of Registrant. The completion of the Merger and reorganization was delayed by pending items that prevented a complete change of control and the resignations of the officers and directors was not accepted and the new officers and directors did not accept their appointments until the substantial resolution of the open items on about August 24, 2004. The resignation of the former officers and directors of the Registrant and the election and appointment of the new directors of the Registrant was accepted and effective as of August 24, 2004. As of August 24, 2004, Messrs. Clifford Wildes, Kenneth Craig, Erik Jensen, Rod Braido and Mark Brewer have been elected and appointed as directors of the Registrant and have accepted such appointments; and the resignations of Mr. Scott Houghton and Ms. Korina Houghton have resigned as officers and directors of the Registrant have been accepted by the new Board of Directors.

(c) Cancellation of Stock Certificates
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As of August 24, 2004, a total of 19,000,000 shares of the Registrant's common stock have been cancelled. Scott and Korina Hougton are required to surrender an additional 2,500,000 Shares of the Company's common stock for cancellation.

ITEM 9.01. FINANCIAL STATEMENTS

No changes.

     EXHIBITS
       17.1 RESIGNATION OF MR. SCOTT HOUGHTON filed as Exhibit 17.1 to the Registrant's 8-k filed August 6, 2004 is incorporated herein by this reference.
       17.2 RESIGNATION OF MS. KORINA HOUGHTON filed as Exhibit 17.2 to the Registrant's 8-k filed August 6, 2004 is incorporated herein by this reference.


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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MORGAN BEAUMONT, INC.


/s/ Clifford Wildes
---------------------------------
By: Clifford Wildes
President, CEO and Director

Dated: August 26, 2004